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                          ImClone Systems Incorporated
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



                          IMCLONE SYSTEMS INCORPORATED
                                180 Varick Street
                               New York, NY 10014
                                 (212) 645-1405


         On May 22, 2002, ImClone Systems Incorporated (the "Company") announced that Samuel D. Waksal, Ph.D., ("Dr. Samuel Waksal") voluntarily resigned from his positions as President, Chief Executive Officer and Director of the Company and that Harlan W. Waksal, M.D., previously Executive Vice President and Chief Operating Officer of the Company, would succeed him in the positions of President and Chief Executive Officer. As a result of his resignation, Dr. Samuel Waksal is not available to stand for election to the Board of Directors of the Company. The Board of Directors has elected not to propose a substitute nominee. Accordingly, ten, rather than eleven, directors will be elected at the Company's Annual Meeting of Stockholders (the "Annual Meeting").

         The Annual Meeting was initially convened on May 23, 2002 and was adjourned until June 11, 2002. Details regarding the adjourned Annual Meeting are set forth in the attached press release.



                                                 IMCLONE SYSTEMS INCORPORATED

                                                 /s/  Daniel S. Lynch
                                                 -----------------------------
                                                 By:  Daniel S. Lynch
                                                      Secretary

New York, New York
June 4, 2002

Contact:
Andrea F. Rabney                                 Stefania A. Bethlen
Vice President                                   Manager
Corporate Communications                         Corporate Communications
ImClone Systems Incorporated                     ImClone Systems Incorporated
(646) 638-5058                                   (646) 638-5046


For Immediate Release
---------------------

                  IMCLONE SYSTEMS CONFIRMS 2002 ANNUAL MEETING

New York, NY - June 4, 2002 -- ImClone Systems Incorporated (Nasdaq: IMCL) confirmed today that its annual meeting of shareholders will take place on June 11, 2002 at 10:00 A.M. E.T. at the Company's facility at 33 Chubb Way, Somerville, New Jersey.

Shareholders may call (646) 638-6402 for directions to the meeting.

ImClone Systems Incorporated is committed to advancing oncology care by developing a portfolio of targeted biologic treatments, designed to address the medical needs of patients with a variety of cancers. The Company's three programs include growth factor blockers, cancer vaccines and angiogenesis inhibitors. ImClone Systems' strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems is headquartered in New York with additional administration and manufacturing facilities in Somerville, New Jersey.

The matters discussed in this news release may include forward-looking statements which involve potential risks and uncertainties. Important factors that may cause actual results to differ materially include, but are not limited to, the risks and uncertainties associated with completing preclinical and clinical trials of the Company's compounds that demonstrate such compounds' safety and effectiveness; obtaining additional financing to support the Company's operations; obtaining and maintaining regulatory approval for such compounds and complying with other governmental regulations applicable to the Company's business; obtaining the raw materials necessary in the development of such compounds; consummating collaborative arrangements with corporate partners for product development; achieving milestones under collaborative arrangements with corporate partners; developing the capacity to manufacture, market and sell the Company's products, either directly or with collaborative partners;
developing market demand for and acceptance of such products; competing effectively with other pharmaceutical and biotechnological products; obtaining adequate reimbursement from third party payers; attracting and retaining key personnel; obtaining patent protection for discoveries and risks associated with commercial limitations imposed by patents owned or controlled by third parties. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.




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